Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.’s 333-184209 and 333-189603 on Form F-3 of our reports dated February 25, 2015, relating to the consolidated financial statements of Capital Product Partners L.P. (the “Partnership”), and the effectiveness of the Partnership’s internal control over financial reporting, appearing in the Annual Report on Form 20-F of the Partnership for the year ended December 31, 2014.

/s/ Deloitte Hadjipavlou, Sofianos & Cambanis S.A.

Athens, Greece

February 25, 2015